Exhibit 99.(p)(1)

FORWARD FUNDS

(the “Trust”)

CODE OF ETHICS

(Rule 17j-1 Policy)

Adopted as of March 9, 2006

A.            Legal Requirement

Rule 17j-l under the Investment Company Act of 1940 (the “Act”) makes it unlawful for an investment advisor, principal underwriter, any officer, trustee/director, or employee or other affiliated person of the Trust or of an investment advisor or the principal underwriter, in connection with the purchase or sale by such person of a security “held or to be acquired” by the Trust:

(1)           To employ any device, scheme or artifice to defraud the Trust;

(2)           To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3)           To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

(4)           To engage in any manipulative practice with respect to the Trust.

To assure compliance with these restrictions, the Trust agrees to be governed by the provisions contained in this Code; however, Access Persons who are affiliated persons of the Trust’s investment advisor(s), administrator, transfer agent or the Trust’s principal underwriter (if any) shall not be subject to this Code of Ethics if such persons are subject to another organization’s code of ethics which complies with Rule 17j-1 and has been approved by the Board of Trustees of the Trust if required by Rule 17j-1(c).

B.            Definitions

(1)           Access Persons -

(i)            any Advisory Person of the Trust or the Advisor, including all of the Advisor’s directors, officers and managing members, and all of the Trust’s trustees and officers; and

(ii)           any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Trust regarding the purchase or sale of Covered Securities.

(2)           Advisor - an entity listed in the Trust’s current prospectus as an investment advisor or subadvisor.

(3)           Advisory Person - includes (a) any natural person in a control relationship (25% ownership) to the Trust or an Advisor who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust, and (b) each trustee/director, officer, managing member and employee of the Trust or an Advisor (or of any company in a control relationship to the Trust or Advisor) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust or whose functions relate to the making of any recommendations with respect to the purchases or sales.

(4)           Automatic Investment Plan - means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

(5)           Beneficial Ownership - generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. Among other things, beneficial ownership is presumed regarding securities and accounts held in the name of a spouse or any other family member living in the same household. Beneficial ownership also extends to transactions by entities over which a person has ownership, voting or investment control, including corporations (and similar entities), trusts and foundations.

(6)           Code - this Code of Ethics.

(7)           Covered Security - any security as defined in Section 2(a)(36) of the Act (a broad definition that includes any interest or instrument commonly known as a security), but excluding (a) direct obligations of the U.S. Government, (b) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (c) shares of open-end investment companies other than exchange traded funds or Funds of the Trust.

(8)           Exchange Traded Fund – a registered investment company that operates pursuant to an order from the SEC exempting it from certain provisions of the Investment Company Act permitting it to issue securities that trade on the secondary market. Examples of exchange-traded funds include, but are not limited to: SPDRS; iShares; PowerShares; etc.

(9)           Designated Supervisory Person - a person designated by the Trust’s Board of Trustees to fulfill the responsibilities assigned to the Designated Supervisory Person hereunder.

(10)         Fund - a separate portfolio of assets of the Trust.

(11)         Initial Public Offering - an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(12)         Investment Personnel - (a) any employee of the Trust or an Advisor (or of any company in a control relationship to the Trust or Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or (b) any natural person who controls the Trust or Advisor and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust. Investment Personnel are Advisory Persons.

(13)         Limited Offering - an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under that Act.

(14)         Portfolio Manager - those employees of the Trust or an Advisor authorized to make investment decisions on behalf of the Trust.

(15)         Security held or to be acquired - any Covered Security that, within the most recent 15 days (i) is or has been held by the Trust, (ii) is being considered by the Trust or by an Advisor for purchase by the Trust, or (iii) any option to purchase or sell, and any security convertible into or exchangeable for, one of the foregoing.

C.            Policy of the Trust

(1)           No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 set forth above.

(2)           The interests of the Trust and its shareholders are paramount and come before the interests of any Access Person or employee.

(3)           Personal investing activities of all Access Persons and employees shall be conducted in a manner that shall avoid actual or potential conflicts of interest with the Trust and its shareholders.

(4)           Access Persons shall not use such positions, or any investment opportunities presented by virtue of such positions, to the detriment of the Trust and its shareholders.

D.            Restrictions on Activities

(1)           In order to provide the Trust with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-l and this Code are being observed by its Access Persons:

(a)           No Access Person shall enter an order for the purchase or sale of a Covered Security which the Trust is, or is considering, purchasing or selling until the day after the Trust’s transactions in that security have been completed provided that the provisions of this paragraph D.1 shall not apply to: (i) any trustee of the Trust who is not an “interested person” of the Trust (as defined in section 2(a)(19) of the Act) except with respect to securities transactions where such trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known that during the 15-day period before or after such transaction such security was being purchased or sold by the Trust or that a purchase or sale of such security was being considered by or with respect to the Trust; or (ii) any officer of the Trust who is an Access Person solely by reason of his or her employment by the administrator of the company except with respect to securities transactions where such officer knew or, in the ordinary course of fulfilling his or her official duties as a officer of the Trust, should have known that during the 15-day period before or after such transaction such security was being purchased or sold by the Trust or that a purchase or sale of such security was being considered by or with respect to the Trust.

(b)           a Portfolio Manager may not buy or sell a Covered Security within seven (7) days before or after the Trust trades in the security.

(c)           the foregoing restrictions shall not apply to the following transactions unless the Designated Supervisory Person determines that such transactions violate the general principles of this Code:

(i)            reinvestments of dividends pursuant to a plan;

(ii)           transactions in which direct or indirect beneficial ownership is not acquired or disposed of;

(iii)          transactions in accounts over which an Access Person has no investment control;

(iv)          transactions in accounts of an Access Person for which investment discretion is not retained by the Access Person but is granted to any of the following persons who is not affiliated with the Advisor or the Trust’s distributor: a registered broker-dealer, registered investment advisor or other investment manager acting in a similar fiduciary capacity, provided the following conditions are satisfied:

•              the terms of the account agreement must be in writing and filed with the Designated Supervisory Person prior to any transactions;

•              any amendment to the account agreement must be filed with the Designated Supervisory Person prior to its effective date; and

•              the account agreement must require the account manager to comply with the reporting provisions of this Code.

(v)           transactions in securities in connection with an employer sponsored or other tax qualified plan, such as a 401(k) plan, an IRA, or an ESOP, in an amount not exceeding $1,000 in any calendar month;

(vii)         transactions effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

(2)           Investment Personnel may not directly or indirectly acquire beneficial ownership of any securities (not just Covered Securities) issued as part of an Initial Public Offering or a Limited Offering without first obtaining approval from the Designated Supervisory Person. Any such approval shall take into account, among other factors, whether the investment opportunity should be reserved for the Trust and whether the opportunity is being offered to such Investment Personnel due to his or her position with the Trust. Any Investment Personnel who has been authorized to acquire securities in a Limited Offering must disclose his or her interest if he or she is involved in the Trust’s consideration of an investment in such issuer. Any decision to acquire such issuer’s securities on behalf of the Trust shall be subject to review by Investment Personnel with no interest on the issuer.

(3)           An Access Person may, directly or indirectly, acquire or dispose of beneficial ownership of a Covered Security, without pre-clearance approval (as described below) if such security transaction amount is less than $10,000.

(4)           With respect to security transactions of $10,000 or greater, an Access Person may, directly or indirectly, acquire or dispose of beneficial ownership of a Covered

Security, other than shares of the Trust, only if (a) such purchase or sale has been approved in advance by the Designated Supervisory Person, (b) the approved transaction is completed on the same day approval is received, and (c) the Designated Supervisory Person has not rescinded such approval prior to execution of the transaction.

(5)           A written authorization for a security transaction will be prepared and retained by the Designated Supervisory Person to memorialize the oral authorization granted.

(6)           Pre-clearance approval under paragraph (4) above will expire at the close of business on the trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

Pre-clearance approval under paragraph (4) does not apply to: (a) trustees who are not “interested persons” of the Trust (as defined in section 2(a)(19) the Act); or (b) any officer of the Trust who is an Access Person solely by reason of his or her employment by the administrator of the Trust.

(7)           Investment Personnel may not accept gifts, other than de minimis gifts (gifts valued under $100), from persons doing business with or on behalf of the Trust.

(8)           Investment Personnel shall not serve on the board of directors of publicly traded companies, or in a similar capacity, without the prior approval of the Designated Supervisory Person. If such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

(9)           Any profits derived from securities transactions that violate paragraphs 1, 2, 4 or 7 of this Section D, shall be forfeited and paid to the Trust or the appropriate series of the Trust. Gifts accepted in violation of paragraph 7 of this Section D shall be forfeited, if practicable, and/or dealt with in an appropriate manner and in the best interests of the Trust.

E.             Reporting Requirements of Access Persons

The Designated Supervisory Person shall notify each Access Person of the Trust who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person. The Designated Supervisory Person shall annually obtain written assurances (similar to the Certification shown in Exhibit D) from each Access Person of the Trust that he or she is aware of his or her obligations under this Code and has complied with its reporting requirements.

(1)           Initial Holdings Report.

Within 10 days after a person becomes an Access Person (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person) and annually thereafter such person shall disclose the information set forth in the report attached as Exhibit A.

(2)           Quarterly Transaction Report.

Within 30 days after the end of a calendar quarter, each Access Person shall report to the Designated Supervisory Person the information required by the report attached as Exhibit B. An Access Person need not make a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.

(3)           Annual Holdings Report.

Within 10 days of the close of each calendar year, each Access Person shall report the information required by the report attached as Exhibit D. Such information must be current as of a date no more than 45 days before the report is submitted.

(4)           Each Access Person must direct his or her broker to provide to the Designated Supervisory Person copies of confirmations of all personal securities transactions (including transactions in accounts in which the Access Person has beneficial ownership) on a timely basis and to provide copies of all periodic statements with respect to such account.

(5)           Exceptions From Reporting Requirements.

(a)           A person need not submit reports pursuant to this Section E with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control;

(b)           A trustee of the Trust who is not an “interested person” (as defined in Section 2(a)(19) of the Act), and who would be required to make a report solely by reason of being a trustee, need not make:

(i)            an Initial Holdings Report or Annual Holdings Report;

(ii)           a Quarterly Transactions Report unless the trustee knew or, in the ordinary course of fulfilling his official duties as a trustee, should have known that, during the 15-day period immediately preceding or after the trustee’s transaction in a Covered Security, the Trust purchased or sold such Covered Security or the Trust or an Advisor considered purchasing or selling the Covered Security (See Exhibit C).

F.             Reports to the Board

1.             The Designated Supervisory Person of the Trust, the Advisors and the distributor shall each report in writing to the Board of Trustees at least annually regarding the following matters not previously reported:

(a)           Significant issues arising under their respective codes of ethics, including material violations of the Code, violations that in the aggregate, are material, and any sanctions imposed;

(b)           Significant conflicts of interest involving the personal investment policies of the Trust, Advisor or distributor, as applicable, even if they do not involve a violation of the code;

Each such report shall certify that the Trust, Advisors or distributor, as applicable, have adopted procedures reasonably necessary to prevent Access Persons from violating the relevant code of ethics.

2.             The Designated Supervisory Person shall have discretion to determine that a violation is not material and need not be included in a report to the Board under this Section F if he or she finds that by reason of the size of the transaction, the circumstances or otherwise, no fraud or deceit or manipulative practice could reasonably be found to have been practiced on the Trust in connection with its holding or acquisition of the security or that no other material violation of the Code has occurred. A written memorandum of any such finding shall be filed with reports made pursuant to this Code.

3.             The Board shall consider reports made to it hereunder and shall determine whether the policies established in paragraph D have been violated, and what sanctions, if any, should be imposed. The Board shall review the operation of this policy at least once a year.

4.             The Trust shall, as required by Rule 17j-1, maintain the following records at its principal office:

(i)            the Code and any related procedures, and any Code that has been in effect during the past five years shall be maintained in an easily accessible place;

(ii)           a record of any violation of the Code and of any action taken as a result of the violation, to be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

(iii)          a copy of each report under the Code by (or duplicate brokers’ advice for the account of) an Access Person, to be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place;

(iv)          a record of all persons, currently or within the past five years, who are or were required to make or to review reports to be maintained in an easily accessible place;

(v)           a copy of each report under Section F by the Designated Supervisory Person to the Board, to be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

(vi)          a record of any decision, and the reasons supporting the decision, to approve an acquisition by Investment Personnel of securities offered in an Initial Public Offering or in a Limited Offering, to be maintained for at least five years after the end of the fiscal year in which the approval is granted.

G.            Approval Requirements

The Code of Ethics of the Trust, each Advisor and the distributor, and any material changes thereto, must be approved by the Board, provided however, that the code of ethics of the distributor need not be approved unless: (1) the distributor is an affiliated person of the Trust or an Advisor; or (2) an officer, director or general partner of the distributor serves as an officer, trustee/director or general partner of the Trust or an Advisor. Each such approval must be based on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1. Before approving a Code of Ethics of the Trust, an Advisor or the distributor, or any amendment thereto, the Board must receive a certification from the relevant entity that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics. Before initially retaining any investment advisor, sub-advisor or principal underwriter, the Trust’s Board must approve the Code of Ethics of the relevant entity, and must approve any material change to that Code of Ethics within six (6) months after the adoption of the change.

EXHIBIT A

Forward Funds

(the “Trust”)

Initial Securities Holding Report

as of              ,         *

This report is submitted by                                  (print name and position).**

I certify that the securities listed below are the only securities of which I have direct or indirect beneficial ownership as of                  , including those held in an account with any broker, dealer or bank for my direct or indirect benefit.

Title/Type of Security	No. of Shares	Principal Amount	Broker-Dealer or Bank Through Whom Effected

Date:		Signature:

Received by:
Title:
Date:

Reviewed by:
Title:
Date:

Comments:

*              Information in this report must be current as of a date no more than 45 days prior to the date you became an Access Person.

**           This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

EXHIBIT B

Forward Funds

(the “Trust”)

Quarterly Securities Transaction Report

For the Calendar Quarter Ended

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Trust’s Code of Ethics:

Security	Date of Transaction	No. of Shares or Principal Amount	Dollar Amount of Transaction	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Broker- Dealer or Bank Through Whom Effected

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

During the quarter referred to above, the following brokerage accounts were established under which I had direct or indirect beneficial ownership:

Broker-Dealer or Bank Through whom Account Established	Date Account Established

Date:	Signature:

Received by:
Title:
Date:

Reviewed by:
Title:
Date:

Comments:

EXHIBIT C

Forward Funds

(the “Trust)

Quarterly Acknowledgement Report

of Non-Interested Trustee

For the Calendar Quarter Ended

I acknowledge that, in the ordinary course of fulfilling my official duties as a Fund trustee, I had no knowledge during the 15-day period immediately before or after any of my personal securities transactions in a Covered Security that (a) the Fund purchased or sold the Covered Security or (b) the Fund or its investment advisor considered purchasing or selling the Covered Security.

Date:	Signature:

Received by:
Title:
Date:

Reviewed by:
Title:
Date:

☐ Please check this box if you are unable to sign this acknowledgement; that is, if you you did have knowledge during the 15-day period immediately before or after any of your personal securities transactions in a Covered Security that the Fund or its investment advisor considered purchasing or selling that Covered Security. If so, a Quarterly Transaction Report will be provided to you.

EXHIBIT D

Forward Funds

(the “Trust”)

Annual Securities Holding Report

for the year ended December 31,       *

This report is submitted by                                      (print name).**

I certify that the Securities listed below are the only securities of which I had beneficial ownership as of the year ended December 31,     including any securities held in an account with a broker-dealer or bank for my direct or indirect benefit.

Title/Type of Security	No. of Shares	Principal Amount	Broker-Dealer or Bank with Whom Account Maintained

Date:	Signature:

Received by:

Reviewed by:
Title:
Date:

Comments:

*              The information in this report must be current as of a date no more than 45 days before the report is submitted.

**           This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

EXHIBIT E

Forward Funds

(the “Trust”)

ANNUAL CERTIFICATE

Pursuant to the requirements of the Code of Ethics of the Trust, the undersigned hereby certifies as follows:

1.             I have read the Trust’s Code of Ethics.

2.             I understand the Code of Ethics and acknowledge that I am subject to it.

3.             Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holdings reports required to be reported under the requirements of the Code of Ethics.

Date:
Print Name

Signature